Int. Cl.: 35

Prior U.S. Cls.: 100, 101, and 102

Reg. No. 3,242,825

United States Patent and Trademark Office

Registered May 15, 2007

SERVICE MARK
PRINCIPAL REGISTER

POCKETSHOT

BACHMANN, JARROLD R. (UNITED STATES INDIVIDUAL)
32950 INVERNESS DRIVE
EVERGREEN, CO 80439

FOR: MERCHANDISE PACKAGING AND WHOLESALE DISTRIBUTORSHIPS FEATURING WINE AND SPIRITS, IN CLASS 35 (U.S. CLS. 100, 101 AND 102).

FIRST USE 2-15-2006; IN COMMERCE 6-20-2006.

SN 78-189,811, FILED 11-29-2002.

ARETHA SOMERVILLE, EXAMINING ATTORNEY